UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 21, 2004

PC Connection, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23827	02-0513618
(Commission File Number)	(IRS Employer Identification No.)

Rt. 101A. 730 Milford Road, Merrimack, NH	03054
(Address of Principal Executive Offices)	(Zip Code)

(603) 683-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On October 21, 2004, Mark A. Gavin resigned as Senior Vice President of Finance and Chief Financial Officer of PC Connection, Inc., a Delaware corporation (the “Company”). A copy of Mr. Gavin’s employment agreement was filed by the Company with the Securities and Exchange Commission previously.

Mr. Gavin will provide consulting services to the Company for a 30-day-month transitional period. The Company will reimburse Mr. Gavin his regular salary for his services to the Company during this transitional period.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On October 21, 2004, Mark A. Gavin resigned as the Company’s Senior Vice President of Finance and Chief Financial Officer. The Company’s Board of Directors has elected Jack Ferguson to serve as the Company’s interim Chief Financial Officer.

Item 7.01. Regulation FD Disclosure

On October 21, 2004, Mark A. Gavin resigned as the Company’s Senior Vice President of Finance and Chief Financial Officer.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2004	REGISTRANT

PC CONNECTION, INC.

	By:	/s/ Jack L. Ferguson
Jack L. Ferguson
Treasurer and Interim Chief Financial Officer

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